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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                      Date of Report:  November 19, 1997

                         Commission File No.:  0-15934

                               JAY JACOBS, INC.
            (Exact name of registrant as specified in its charter.)



               WASHINGTON                                 91-0698077
      (State or other jurisdiction                     (I.R.S. Employer
          of incorporation or                         Identification No.)
             organization.)

                 1530 FIFTH AVENUE, SEATTLE, WASHINGTON 98101
                   (Address of principal executive offices.)

                                (206) 622-5400
             (Registrant's telephone number, including area code.)
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Item 5.  Other Events.

On November 18, 1997, Jay Jacobs, Inc. (the "Company") issued a press release announcing a new proposal for a recapitalization. Pursuant to a proposed letter of intent received from Cahill, Warnock & Company, LLC ("Cahill"), Cahill and certain other investors will provide equity financing in the amount of $6,500,000 subject to several conditions including due diligence by Cahill and the execution of definitive agreements. The anticipated closing date of this transaction is December 3, 1997.

The recapitalization of the Company will occur on the anticipated closing date and will involve the following aspects:

 . Issuance of $4,000,000 of Series A Preferred Stock and $2,500,000 of Series B
  Preferred Stock, which will rank senior to all classes of preferred and common stock of the Company. The Series B Preferred Stock will be convertible into common stock representing 87.5% of the common stock outstanding as of the closing and subject to issuance upon conversion of the Series B Preferred Stock.

 . The payment of $1,500,000 in cash and the issuance of $1,000,000 of the Company's common stock as payment in full for the approximately $2,500,000 still owed to pre-bankruptcy creditors. The proposed recapitalization will require a change in the plan under which the Company emerged from bankruptcy in November 1995. The Company has applied to the bankruptcy court for approval of this change.

Rex Steffey and William L. Lawrence, Jr. will continue as Chief Executive Officer and President, and Senior Vice President and Chief Financial Officer, respectively. Both will be directors of the Company upon closing of the recapitalization. Cahill will have the right to appoint a majority of the Board of Directors.

In the press release, Rex Steffey said "We are very pleased that Cahill has provided a letter of intent for the recapitalization of Jay Jacobs. Upon closing, the recapitalization will strengthen our balance sheet, complete our obligations under the Chapter 11 bankruptcy plan, and allow for the implementation of our business plan including increasing our inventory to meet the demand of our customers and opening new stores, beginning in the Spring of 1998."

If the Cahill proposed recapitalization closes as planned, the previously announced recapitalization with Noari Capital Corporation will not be consummated. The proposed letter of intent constitutes a proposal in principle only and does not obligate either the Company or Cahill to consummate the proposed reorganization.

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The press release and this Form 8-K contain certain forward-looking statements within the meaning of Section 27E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those anticipated in the forward-looking statements as a result of a variety of factors including, but not limited to, the failure of the proposed recapitalization to close or a material modification thereof.

                                 SIGNATURE
                                 ---------

     In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: November 19, 1997                 JAY JACOBS, INC.


                                         BY: /s/ William L. Lawrence, Jr.
                                             ----------------------------
                                             William L. Lawrence, Jr.
                                             (Principal Financial Officer)

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